Exhibit 10.24

EXTENSION OF TERM OF THE AMENDED AND RESTATED ADMINISTRATION AND LIQUIDATION AGREEMENT

This agreement to extend the term of the Amended and Restated Administration and Liquidation Agreement (defined below) (this “Agreement”) is made as of December 8, 2004 by and between Calypso Management, LLC, a Delaware limited liability company (“Calypso”) and Harbor Global Company Ltd., a Bermuda limited duration company (“Harbor Global”).

WHEREAS, the parties hereto desire to extend the term of the Amended and Restated Administration and Liquidation Agreement, effective as of July 10, 2003, by and between Calypso and Harbor Global (the “Amended and Restated Administration and Liquidation Agreement”), for an additional one year term, or up to October 24, 2006, but in no event beyond the date Harbor Global is liquidated.

NOW, THEREFORE, in consideration of the foregoing, and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Acknowledgement of Notice to Extend Term. The parties hereto acknowledge that Harbor Global has given written notice to Calypso, as required by Section 2 of the Amended and Restated Administration and Liquidation Agreement, to extend the term of the Amended and Restated Administration and Liquidation Agreement for an additional one year term, or up to October 24, 2006, but in no event beyond the date Harbor Global is liquidated.

2.	Extension of Term. Pursuant to Section 2 of the Amended and Restated Administration and Liquidation Agreement, the parties hereto agree to extend the term of the Amended and Restated Administration and Liquidation Agreement for an additional one year term, or up to October 24, 2006, but in no event shall the Amended and Restated Administration and Liquidation Agreement extend beyond the date Harbor Global is liquidated.

3.	Miscellaneous.

a.	This Agreement is effective as of the date hereof, and except as set forth herein, the Amended and Restated Administration and Liquidation Agreement remains in full force and effect and is otherwise unaltered by this Agreement.

b.	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. A facsimile or photocopy of a counterpart shall be sufficient to bind the party or parties whose signature(s) appear thereon.

c.	This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to its conflicts of laws principles.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CALYPSO MANAGEMENT LLC

By:	/s/ STEPHEN G. KASNET
Name:	Stephen G. Kasnet
Title:	President and Chief Executive Officer

HARBOR GLOBAL COMPANY LTD.

By:	/S/ JOHN H. VALENTINE
Name:	John H. Valentine
Title:	Chairman of the Board

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